Exhibit 99.1

Chiron Real Estate Inc. Announces Fourth Quarter and Full Year 2025 Financial Results

–Completes Corporate Rebrand–

–Announces 2026 Strategic Objectives & Full Year 2026 Core FFO Guidance–

–Announces Change from Quarterly to Monthly Dividends–

Bethesda, MD – February 25, 2026 – (BUSINESS WIRE) – Chiron Real Estate Inc. (NYSE: XRN) (the “Company” or “Chiron”), today announced financial results for the three and twelve months ended December 31, 2025 and other data.

Mark Decker, Jr., Chief Executive Officer and President stated, “We’re about eight months into the transformation of the business and we are making great progress. I’m grateful for all the hard work that’s produced these early results and the support of our Board. We can see the business we want and a path to get there. As this quarter demonstrates, we have a strong portfolio supporting our plan.”

NOTE: All share and per share data have been adjusted for all periods presented to reflect the Company’s one-for-five reverse stock split that was effective September 19, 2025.

Fourth Quarter 2025 and Other Highlights

•	Reported quarterly net loss attributable to common stockholders of $7.4 million, or $0.55 per diluted share, as compared to net income of $1.4 million, or $0.10 per diluted share, in the comparable prior year period.

•	Reported quarterly funds from operations attributable to common stockholders and noncontrolling interest (“FFO”) of $0.97 per share and unit, as compared to $0.77 per share and unit in the comparable prior year period, representing a 26% year-over-year increase.

•	Reported core funds from operations attributable to common stockholders and noncontrolling interest (“Core FFO”) of $1.16 per share and unit, as compared to $1.09 per share and unit, in the comparable prior year period, representing a 6.4% year-over-year increase.

•	Fourth quarter same-property cash net operating income (“Same-Property Cash NOI”) growth was 5.4% on a year-over-year basis.

•	Year-end portfolio leased occupancy was 96.0%.

•	Published an investor presentation outlining Chiron’s recent actions and 2026 Strategic Objectives.

•	Announced participation in 2026 Citi Global Property CEO Conference on March 1-4, 2026.

Fourth Quarter 2025 Capital Activity

•	Repurchased 175,634 common shares at an average price of $34.16 per share and an aggregate purchase price of $6.0 million.

•	Amended and restated its credit facility to, among other things, extend the maturities of its revolver and Term Loan A components.

•	Completed a public offering of 2,050,000 shares of its 8.00% Series B Cumulative Redeemable Preferred Stock (liquidation preference of $25 per share) (the “Series B Preferred Stock”) for gross proceeds of $51.3 million.

Fourth Quarter 2025 Investment Activity

During the fourth quarter, the Company completed the disposition of two facilities, receiving aggregate gross proceeds of $11.3 million, resulting in an aggregate loss of $0.4 million. Prior to completion of the sale of its facility in Melbourne, FL, the Company recognized an impairment charge of $6.7 million.

Portfolio Update

At year end, the Company’s portfolio was comprised of:

•	5.1 million leasable square feet,

•	$119.1 million of annualized Cash NOI,

•	weighted average lease term (“WALT”) of 5.2 years,

•	weighted average annual base rent escalations of 2.1%, and

•	96.0% leased occupancy rate.

2026 Strategic Objectives

Chiron has provided an investor presentation outlining the decisive actions being taken by the Company to drive shareholder returns, optimize portfolio performance, and position it for sustainable growth. This presentation can be found in the Investor Relations section of the Company’s website at http://www.chironre.com/investor/investor-overview/default.aspx.

Balance Sheet and Capital

At December 31, 2025, consolidated debt outstanding, including borrowings on the credit facility and notes payable (both net of unamortized debt issuance costs), was $653.9 million and the Company’s leverage was 44.4% compared to 47.3% as of September 30, 2025. As of December 31, 2025, the Company’s total debt carried a weighted average interest rate of 3.74% and a weighted average remaining term of 4.1 years, with 75% fixed rate debt. The Company has no debt maturities in 2026 or 2027.

As of February 24, 2026, the Company’s borrowing capacity under the credit facility was $220 million.

Amended and Restated Credit Facility

As previously disclosed, on October 8, 2025, the Company amended and restated its credit facility to, among other things, (i) extend the initial maturity date of the existing $400 million revolver component of the credit facility to October 2029 with two, six-month extension options available at the Company’s election to extend the maturity to October 2030; and (ii) extend the maturity of the existing $350 million Term Loan A, dividing it into three term loans.

The amended and restated credit facility also removed the previous 0.10% (10 basis point) secured overnight financing rate (“SOFR”) credit spread adjustment on all credit facility borrowings. The credit facility’s pricing grid, $150 million Term Loan B that matures in February 2028, and $500 million accordion remain unchanged.

In connection with the amended and restated credit facility, the Company entered into new, forward-starting interest rate swaps that will fix the three new Term Loan A tranches at a weighted average rate of 4.80% (based on current leverage) starting in May 2026. The existing Term Loan A interest rate swaps will remain in place through their maturities in April 2026.

Stock Repurchase Program

On August 12, 2025, the Company established the Stock Repurchase Program, which provides for purchases by the Company of up to $50 million of shares of the Company’s common stock. The Company is not obligated to repurchase any of its common stock, and, as of December 31, 2025, had repurchased 175,634 shares of its common stock at an average price of $34.16 per share for an aggregate purchase price of $6.0 million. The Company did not repurchase any shares of common stock from January 1, 2026 through February 24, 2026.

ATM Program

The Company did not issue any shares of common stock under its ATM program during the fourth quarter of 2025 or from January 1, 2026 through February 24, 2026.

Dividends

Common Dividend

Beginning with its next dividend, the Company’s Common Dividend will be paid on a monthly cadence. We believe that this change will provide our investors with reliable monthly income while better aligning with our portfolio cash flows. The annualized dividend rate of $3.00 per share is unchanged.

On February 24, 2026, the Board of Directors (the “Board”) declared a monthly common stock cash dividend of $0.25 per share for each of April, May and June of 2026, representing quarterly cash dividends totaling $0.75 per share. Details of the dividend are contained in the table below:

Record Date	Payment Date	Per Share Amount
March 20, 2026	April 17, 2026	$0.25
April 20, 2026	May 15, 2026	$0.25
May 20, 2026	June 12, 2026	$0.25

Series A Preferred Stock Dividend On February 24, 2026, the Board declared a $0.46875 per share cash dividend to holders of record as of April 15, 2026, of the Company’s Series A Preferred Stock, which will be paid on April 30, 2026. This dividend represents the Company’s quarterly dividend on its Series A Preferred Stock for the period from January 31, 2026 through April 29, 2026.

Series B Preferred Stock Dividend On February 24, 2026, the Board declared a $0.50 per share cash dividend to holders of record as of April 15, 2026, of the Company’s Series B Preferred Stock, which will be paid on April 30, 2026. This dividend represents the Company’s quarterly dividend on its Series B Preferred Stock for the period from January 31, 2026 through April 29, 2026.

Subsequent Events

Inaugural Active Adult Investment

In January 2026, the Company invested $7.1 million for a 49% interest in a joint venture with a luxury housing developer to facilitate the development of a 132-unit, active adult residential community in a suburb of Minneapolis, MN (the “Active Adult Joint Venture”). The Active Adult Joint Venture entered into a construction loan with a principal balance of $31.0 million. The developer is serving as the managing member of the Active Adult Joint Venture, and we expect to complete further investments with this partner in a programmatic fashion.

White Rock Medical Center, LLC

White Rock Medical Center, LLC (“White Rock”), the Company’s tenant at its acute-care hospital in Dallas, Texas, filed for Chapter 11 bankruptcy on January 20, 2026, due to a dispute with White Rock’s former operator. Since taking over the operations in October 2023, the Company has supported White Rock’s stabilization efforts through funding of property tax obligations and reduced lease payments, resulting in a net receivable of approximately $1.4 million.

Although the Company expects the lease to be affirmed, no reorganization plan has been filed and there is no assurance that owed amounts will be recovered.

2026 Guidance

The Company’s full year 2026 Core FFO per share and unit guidance range is $4.30 to $4.45. Guidance is based on the following primary assumptions and other factors:

•	No additional acquisitions or dispositions other than activity that has been either completed or announced.

•	No additional equity or debt issuances other than normal course Revolver net-borrowings.

The Company’s 2026 guidance is based on the above and additional assumptions that are subject to change many of which are outside of the Company’s control. There can be no assurance that the Company’s actual results will not be materially different than these expectations. If actual results vary from these assumptions, the Company’s expectations may change.

Core FFO is a non-GAAP financial measure. The Company does not provide a reconciliation of such forward-looking non-GAAP measure to the most directly comparable financial measure calculated and presented in accordance with GAAP because certain information required for such reconciliation is not available without unreasonable efforts due to the difficulty of projecting event-driven transactional and other non-core operating items in any future period. The magnitude of these items, however, may be significant.

2026 Annual Meeting

On February 24, 2026, the Board approved the meeting and record dates for the Company’s 2026 Annual Stockholders’ Meeting. The Meeting will be held virtually on Wednesday, May 20, 2026. Stockholders of record as of March 25, 2026 will be eligible to vote at the Meeting.

Supplemental Information

Details regarding these results can be found in the Company’s supplemental financial package available on the Investor Relations section of the Company’s website at http://www.chironre.com/investor/investor-overview/default.aspx.

Conference Call and Webcast Information

The Company will host a live webcast and conference call on Thursday, February 26, 2026 at 9:00 a.m. Eastern Time. The webcast is located on the “Investor Relations” section of the Company’s website at http://www.chironre.com/investor/investor-overview/default.aspx.

To Participate via Telephone:

Dial in at least five minutes prior to start time and reference Chiron Real Estate Inc.

Domestic: 1-877-704-4453

International: 1-201-389-0920

Replay:

An audio replay of the conference call will be posted on the Company’s website.

Non-GAAP Financial Measures

General

Management considers certain non-GAAP financial measures to be useful supplemental measures of the Company's operating performance. For the Company, non-GAAP measures consist of Funds From Operations attributable to common stockholders and noncontrolling interest (“FFO”), Core FFO (formerly Adjusted Funds From Operations), Funds Available For Distribution attributable to common stockholders and noncontrolling interest (“FAD”), Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate (“EBITDAre” and “Adjusted EBITDAre”), Net Operating Income (“NOI”), Cash NOI and Same-Property Cash NOI. A non-GAAP financial measure is generally defined as one that purports to measure financial performance, financial position or cash flows, but excludes or includes amounts that would not be so adjusted in the most comparable measure determined in accordance with GAAP.  The Company reports non-GAAP financial measures because these measures are observed by management to also be among the most predominant measures used by the REIT industry and by industry analysts to evaluate REITs. For these reasons, management deems it appropriate to disclose and discuss these non-GAAP financial measures.

The non-GAAP financial measures presented herein are not necessarily identical to those presented by other real estate companies due to the fact that not all real estate companies use the same definitions. These measures should not be considered as alternatives to net income, as indicators of the Company's financial performance, or as alternatives to cash flow from operating activities as measures of the Company's liquidity, nor are these measures necessarily indicative of sufficient cash flow to fund all of the Company's needs. Management believes that in order to facilitate a clear understanding of the Company's historical consolidated operating results, these measures should be examined in conjunction with net income and cash flows from operations as presented elsewhere herein.

FFO and Core FFO

FFO and Core FFO are non-GAAP financial measures within the meaning of the rules of the United States Securities and Exchange Commission (“SEC”). The Company considers FFO and Core FFO to be important supplemental measures of its operating performance and believes FFO is frequently used by securities analysts, investors, and other interested parties in the evaluation of REITs, many of which present FFO when reporting their results. In accordance with the National Association of Real Estate Investment Trusts’ (“NAREIT”) definition, FFO means net income or loss computed in accordance with GAAP before noncontrolling interests of holders of OP units and LTIP units, excluding gains (or losses) from sales of property and extraordinary items, property impairment losses, less preferred stock dividends, plus real estate-related depreciation and amortization (excluding amortization of debt issuance costs and the amortization of above and below market leases), and after adjustments for unconsolidated partnerships and joint ventures calculated to reflect FFO on the same basis. Because FFO excludes real estate-related depreciation and amortization (other than amortization of debt issuance costs and above and below market lease amortization expense), the Company believes that FFO provides a performance measure that, when compared period-over-period, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities and interest costs, providing perspective not immediately apparent from the closest GAAP measurement, net income or loss.

Core FFO is a non-GAAP measure used by many investors and analysts to measure a real estate company’s operating performance by removing the effect of items that do not reflect ongoing property operations. Management calculates Core FFO by modifying the NAREIT computation of FFO by adjusting it for certain cash and non-cash items and certain recurring and non-recurring items. For the Company these items include: (a) recurring acquisition and disposition costs, (b) loss on the extinguishment of debt, (c) recurring straight line deferred rental revenue, (d) recurring stock-based compensation expense, (e) recurring amortization of above and below market leases, (f) recurring amortization of debt issuance costs, (g) severance and transition related expense, (h) reverse stock split expense and (i) other items related to unconsolidated partnerships and joint ventures.

Management believes that reporting Core FFO in addition to FFO is a useful supplemental measure for the investment community to use when evaluating the operating performance of the Company on a comparative basis.

FAD

We calculate FAD by subtracting from Core FFO capital expenditures, including tenant improvements, and leasing commissions. Management believes FAD is useful in analyzing the portion of cash flow that is available for distribution to stockholders and unitholders. Investors, analysts and the Company utilize FAD as an indicator of common dividend potential. The FAD payout ratio, which represents annual distributions to common stockholders and unitholders expressed as a percentage of FAD, facilitates the comparison of dividend coverage between REITs.

EBITDAre and Adjusted EBITDAre

We calculate EBITDAre in accordance with standards established by NAREIT and define EBITDAre as net income or loss computed in accordance with GAAP plus depreciation and amortization, interest expense, gain or loss on the sale of investment properties, property impairment losses, and adjustments for unconsolidated partnerships and joint ventures to reflect EBITDAre on the same basis, as applicable.

We define Adjusted EBITDAre as EBITDAre plus loss on extinguishment of debt, non-cash stock compensation expense, non-cash intangible amortization related to above and below market leases, severance and transition related expense, reverse stock split expense, transaction expense, adjustments related to our investments in unconsolidated joint ventures, and other normalizing items. Management considers EBITDAre and Adjusted EBITDAre important measures because they provide additional information to allow management, investors, and our current and potential creditors to evaluate and compare our core operating results and our ability to service debt.

NOI, Cash NOI and Same-Property Cash NOI

We consider net operating income, or NOI, to be an appropriate supplemental measure to net income because it helps both investors and management understand the core operations of our properties. We define NOI as total net (loss) income, plus depreciation and amortization expenses, general and administrative expenses, transactions expenses, impairments, gain/loss on sale of real estate, interest expense, and other non-operating items. Cash NOI and Same-Property Cash NOI are key performance indicators. Management considers these to be supplemental measures that allow investors, analysts and Company management to measure unlevered property-level cash operating results. The Company defines Cash NOI as NOI excluding non-cash items such as above and below market lease intangibles and straight-line rent. Cash NOI is historical and not necessarily indicative of future results.

Same-Property Cash NOI compares Cash NOI for stabilized properties. Stabilized properties are properties that have been included in operations for the duration of the year-over-year comparison period presented. Accordingly, stabilized properties exclude properties that were recently acquired or disposed of, properties classified as held for sale, properties undergoing redevelopment, and newly redeveloped or developed properties. Same-Property Cash NOI also excludes lease terminations fees and joint venture and other income in order to remove non-recurring items and joint venture-related income from our NOI.

Forward-Looking Statements

Certain statements contained herein may be considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, and it is the Company’s intent that any such statements be protected by the safe harbor created thereby. These forward-looking statements are identified by their use of terms and phrases such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "should," "plan," "predict," "project," "will," "continue" and other similar terms and phrases, including references to assumptions and forecasts of future results. Except for historical information, the statements set forth herein including, but not limited to, any statements regarding our earnings, our liquidity, our tenants’ ability to pay rent to us, expected financial performance (including future cash flows associated with our joint venture or new tenants or the expansion of current properties), 2026 Core FFO guidance, future dividends, interest rates or other financial items; any other statements concerning our plans, strategies, objectives and expectations for future operations and future portfolio occupancy rates, our pipeline of acquisition opportunities and expected acquisition activity, including the timing and/or successful completion of any acquisitions and expected rent receipts on these properties, our expected disposition activity, including the timing and/or successful completion of any dispositions and the expected use of proceeds therefrom, and any statements regarding future economic conditions or performance are forward-looking statements. These forward-looking statements are based on our current expectations, estimates and assumptions and are subject to certain risks and uncertainties. Although the Company believes that the expectations, estimates and assumptions reflected in its forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of the Company’s forward-looking statements. Additional information concerning us and our business, including additional factors that could materially and adversely affect our financial results, include, without limitation, the risks described under Part I, Item 1A - Risk Factors, in our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q, and in our other filings with the SEC. You are cautioned not to place undue reliance on forward-looking statements. The Company does not intend, and undertakes no obligation, to update any forward-looking statement.

About Chiron

Chiron is a real estate investment trust (“REIT”) focused on investing in the future of healthcare. At Chiron we strive to deliver value at the intersection of care, capital and real estate. Additional information about Chiron can be obtained on its website at www.chironre.com.

Investor Relations

Email: Investors@chironre.com

Phone: 202-524-6869

CHIRON REAL ESTATE INC.

Condensed Consolidated Balance Sheets

(Unaudited, and in thousands, except par values)

	As of
	December 31, 2025	December 31, 2024
Assets
Investment in real estate:
Land	$169,917	$174,300
Building	1,072,124	1,044,019
Site improvements	25,741	23,973
Tenant improvements	80,397	69,679
Acquired lease intangible assets	144,573	138,945
	1,492,752	1,450,916
Less: accumulated depreciation and amortization	(338,096)	(288,921)
Investment in real estate, net	1,154,656	1,161,995
Cash and cash equivalents	9,084	6,815
Restricted cash	2,805	2,127
Tenant receivables, net	7,225	7,424
Due from related parties	162	270
Escrow deposits	556	711
Deferred assets	28,907	28,208
Derivative assets	6,102	18,613
Goodwill	5,903	5,903
Investment in unconsolidated joint venture	1,781	2,066
Other assets	25,284	22,354
Total assets	$1,242,465	$1,256,486

Liabilities and Equity
Liabilities:
Credit Facility, net of unamortized debt issuance costs of $10,476 and $4,868 at December 31, 2025 and December 31, 2024, respectively	$652,699	$631,732
Notes payable, net of unamortized debt issuance costs of $0 and $22 at December 31, 2025 and December 31, 2024, respectively	1,153	14,399
Accounts payable and accrued expenses	18,289	16,468
Dividends payable	12,484	16,520
Security deposits	3,421	3,324
Other liabilities	19,410	14,191
Acquired lease intangible liability, net	4,944	3,936
Total liabilities	712,400	700,570
Commitments and Contingencies
Equity:
Preferred stock, $0.001 par value, 10,000 shares authorized; 5,155 shares and 3,105 shares issued and outstanding at December 31, 2025 and December 31, 2024, respectively (liquidation preference of $128,875 and $77,625 at December 31, 2025 and December 31, 2024, respectively)	124,106	74,959
Common stock, $0.001 par value, 100,000 shares authorized; 13,235 shares and 13,374 shares issued and outstanding at December 31, 2025 and December 31, 2024, respectively	13	13
Additional paid-in capital	729,514	734,277
Accumulated deficit	(349,965)	(293,736)
Accumulated other comprehensive income	6,102	18,613
Total Chiron Real Estate Inc. stockholders' equity	509,770	534,126
Noncontrolling interest	20,295	21,790
Total equity	530,065	555,916
Total liabilities and equity	$1,242,465	$1,256,486

CHIRON REAL ESTATE INC.

Condensed Consolidated Statements of Operations

(Unaudited, and in thousands, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
Revenue
Rental revenue	$38,171	$34,953	$147,682	$138,410
Other income	221	204	526	370
Total revenue	38,392	35,157	148,208	138,780

Expenses
General and administrative	5,493	7,707	19,998	21,123
Operating expenses	8,595	7,196	32,620	29,251
Depreciation expense	11,198	10,193	44,025	40,427
Amortization expense	3,718	3,445	15,017	14,932
Interest expense	8,403	7,571	31,754	28,689
Transaction expense	—	155	—	155
Total expenses	37,407	36,267	143,414	134,577

Income before other income (expense)	985	(1,110)	4,794	4,203
Gain (Loss) on sale of investment properties	(372)	5,765	1,487	4,205
Impairment of investment properties	(6,733)	(1,696)	(13,014)	(1,696)
Equity loss from unconsolidated joint venture	(27)	(20)	(150)	(20)

Net (loss) income	$(6,147)	$2,939	$(6,883)	$6,692
Less: Preferred stock dividends	(1,915)	(1,455)	(6,280)	(5,822)
Less: Net loss (income) attributable to noncontrolling interest	643	(110)	1,047	(59)
Net (loss) income attributable to common stockholders	$(7,419)	$1,374	$(12,116)	$811

Net (loss) income attributable to common stockholders per share – basic and diluted	$(0.55)	$0.10	$(0.91)	$0.06

Weighted average common shares outstanding – basic and diluted	13,371	13,368	13,379	13,187

Chiron Real Estate Inc.

Reconciliation of Net Income to FFO, Core FFO and FAD

(Unaudited, and in thousands, except per share and unit amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
Net (loss) income	$(6,147)	$2,939	$(6,883)	$6,692
Less: Preferred stock dividends	(1,915)	(1,455)	(6,280)	(5,822)
Depreciation and amortization expense	14,892	13,616	58,947	55,226
Depreciation and amortization expense from unconsolidated joint venture	73	20	268	20
(Gain) loss on sale of investment properties	(372)	(5,765)	(1,487)	(4,205)
Impairment of investment property	6,733	1,696	13,014	1,696
FFO attributable to common stockholders and noncontrolling interest	$14,008	$11,051	$57,579	$53,607
Amortization of above market leases, net	143	389	648	1,171
Straight line deferred rental revenue	(252)	(827)	(1,120)	(2,091)
Stock-based compensation expense	1,410	1,276	4,496	5,102
Amortization of debt issuance costs and other	1,322	559	2,994	2,243
Severance and transition related expense	273	3,176	944	3,176
Reverse stock split expense	—	—	170	—
Other adjustments from unconsolidated joint venture	(6)	—	45	—
Transaction expense	—	155	—	155
Core FFO attributable to common stockholders and noncontrolling interest	$16,898	$15,779	$65,756	$63,363

Net (loss) income attributable to common stockholders per share – basic and diluted	$(0.55)	$0.10	$(0.91)	$0.06
FFO attributable to common stockholders and noncontrolling interest per share and unit	$0.97	$0.77	$3.97	$3.76
Core FFO attributable to common stockholders and noncontrolling interest per share and unit	$1.16	$1.09	$4.53	$4.44

Weighted Average Shares and Units Outstanding – basic and diluted	14,516	14,442	14,512	14,264

Weighted Average Shares and Units Outstanding:
Weighted Average Common Shares	13,371	13,367	13,379	13,187
Weighted Average OP Units	444	449	447	449
Weighted Average LTIP Units	701	626	686	628
Weighted Average Shares and Units Outstanding – basic and diluted	14,516	14,442	14,512	14,264

Core FFO attributable to common stockholders and noncontrolling interest	$16,898	$15,779	$65,756	$63,363
Tenant improvements	(1,066)	(1,650)	(4,249)	(5,833)
Leasing commissions	(394)	(2,803)	(2,203)	(5,738)
Building capital	(2,247)	(1,823)	(6,924)	(7,612)
FAD attributable to common stockholders and noncontrolling interest	$13,191	$9,503	$52,380	$44,180

Chiron Real Estate Inc.

Reconciliation of Net Income to EBITDAre and Adjusted EBITDAre

(Unaudited, and in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
Net (loss) income	$(6,147)	$2,939	$(6,883)	$6,692
Interest expense	8,403	7,571	31,754	28,689
Depreciation and amortization expense	14,916	13,638	59,042	55,359
Unconsolidated joint venture EBITDAre adjustments (1)	113	—	424	20
(Gain) Loss on sale of investment properties	372	(5,765)	(1,487)	(4,205)
Impairment of investment properties	6,733	1,696	13,014	1,696
EBITDAre	$24,390	$20,099	$95,864	$88,251
Stock-based compensation expense	1,410	1,276	4,496	5,102
Amortization of above market leases, net	143	389	648	1,171
Severance and transition related expense	273	3,176	944	3,176
Reverse stock split expense	—	—	170	—
Interest rate swap mark-to-market at unconsolidated joint Venture	(5)	—	49	—
Transaction expense	—	155	—	155
Adjusted EBITDAre	$26,211	$25,095	$102,171	$97,855

(1)	Includes joint venture interest, depreciation and amortization, and gain on sale of investment properties, if applicable, included in joint venture net income or loss.

Chiron Real Estate Inc.

Reconciliation of Net Income to NOI, Cash NOI and Same-Property Cash NOI

(Unaudited, and in thousands)

	Three Months Ended December 31,
	2025	2024
Net (loss) income	$(6,147)	$2,939
General and administrative expense	5,493	7,707
Depreciation and amortization expense	14,916	13,638
Interest expense	8,403	7,571
Transaction expense	—	155
(Gain) loss on sale of investment properties	372	(5,765)
Impairment of investment property	6,733	1,696
Proportionate Share of Unconsol. JV Adj.	106	30
NOI	$29,876	$27,971
Amortization of above market leases, net	143	389
Straight line deferred rental revenue	(252)	(827)
Proportionate Share of Unconsol. JV Adj.	(2)	—
Cash NOI	$29,765	$27,533
Assets not held for all periods	(2,883)	(2,097)
Lease termination fees	(125)	—
Joint venture and other income	(173)	(204)
Same-property cash NOI	$26,583	$25,222